EXHIBIT 4.2

SERIES I 2016 COMMON STOCK PURCHASE WARRANT CERTIFICATE
Palatin Technologies, Inc.
No. Series 2016 I- [ ]
Number of Shares of Common Stock: [ ]
Date of Issuance: August [ ], 2016 (the “Issuance Date”)

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [ ], the registered holder of this Warrant or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth in this Warrant, at any time or times on or after the Issuance Date, but not after 5:30 p.m., New York City time, on the Expiration Date, to subscribe for and purchase from Palatin Technologies, Inc., a Delaware corporation (the “Company”), up to [ ] shares (the “Warrant Shares”) of Common Stock.
Section 1.                                Definitions. Capitalized terms used in this Warrant have the meanings set forth in this Warrant, including Section 9 below.
Section 2.                                Exercise.
a) Exercise of Warrant. Subject to the terms and conditions of this Warrant (including, without limitation, the limitation set forth in Section 2(d)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part (but not as to fractional shares), by delivery of a written notice, in the form attached to this Warrant as Exhibit A or in such other form as is satisfactory to the Company (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price (as defined in Section 2(b)) multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, or by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(c)). The Holder shall not be required to surrender this Warrant in order to effect an exercise under this Warrant, unless the Holder has purchased all of the Warrant Shares available under this Warrant and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as practicable after the date the final Exercise Notice is delivered to the Company. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by email or facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Notice on or before the second Trading Day following the date on which the Company has received the Exercise Notice. In the event of any discrepancy or dispute as to the remaining number of Warrant Shares, the records of the Company and the Holder’s broker or brokers shall be controlling and determinative in the absence of manifest error. On or before the third Trading Day following the date on which the Company has received the Exercise Notice, but not in any event prior to the time the Holder has delivered the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Share Delivery Date”), the Company shall, (X)  provided that the Transfer Agent is participating in the Direct Registration System (including any successor thereto, “DRS”) or The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (including any successor thereto, the “FAST Program”), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to either the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or to the Holder’s or its designee’s direct registration account, or (Y), if the Transfer Agent is not participating in either the DRS or FAST Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate (which shall be unlegended, provided that the Warrant Shares subject to the Exercise Notice are included in an effective Registration Statement or all applicable requirements of Rule 144, including the holding period thereof, are met, and subject in all cases to requirements of, and compliance with, securities laws then in effect), registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC or DRS account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 2(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 4(b)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or any other Attribution Party (as defined below), and in the event that any such transfer is involved, the Company shall not be required to effect any such transfer until such tax or other charge shall have been paid or it has been established to the Company’s reasonable satisfaction that no such tax or other charge is due. The Holder shall be responsible for all income tax liability that may arise as a result of holding or transferring this Warrant. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares under this Warrant, the number of Warrant Shares available for purchase under this Warrant at any given time may be less than the amount stated on the face of this Warrant.

b) Exercise Price. The exercise price per share of Common Stock issuable under this Warrant shall be $0.01, subject to adjustment pursuant to the terms of this Warrant (the “Exercise Price”).
c) Cashless Exercise. Upon exercise of this Warrant, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, the Holder can elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):
Net Number = (A x B) - (A x C)
                                 B
For purposes of the foregoing formula:
A = the total number of shares with respect to which this Warrant is then being exercised;
B = the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding the date of the Exercise Notice; and
C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

d) Beneficial Ownership Limitation on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, if (and then only to the extent that) after giving effect to such exercise, such Holder together with the other Attribution Parties (as defined below) collectively would beneficially own in excess of 9.99% (such percentage cap, the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any other Attribution Party and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Series H Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(d). For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two Trading Days confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series H Warrants, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon the exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 19.99% (except that such increased percentage may exceed 19.99% in the event that (x) the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market or applicable Eligible Market for issuances of shares of Common Stock in excess of such amount or (y) the Company is not subject to rules of the Principal Market or applicable Eligible Market limiting issuances of shares of Common Stock in excess of such amount) as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of the Series H Warrants that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation as contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

As used in this Warrant, “Attribution Parties” means, collectively, the following Persons and entities: (i) [insert Holder parties] or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing parties in (i), (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
e) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.
f) Failure to Timely Deliver Shares. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder the Warrant Shares or to credit the Holder’s balance account with DRS or DTC or through the FAST Program for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise pursuant to an exercise on or before the Share Delivery Date, and if after such date the Holder purchases (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such shares or credit such Holder’s balance account with DRS or DTC (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder such Common Stock or credit the Holder’s balance account with DRS or DTC and  pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price of the Common Stock on the date of the event giving rise to the Company’s obligation to deliver such shares. The Company shall be liable for all payments to the Holder pursuant to this Section 2(f) and such payments shall be a liability and debt obligation of the Company, and the Holder shall be a creditor of the Company with respect to such obligation, that is immediately due and payable pursuant to and in accordance with this Section 2(f).

Section 3.                                Certain Adjustments.
a) Stock Dividends and Splits. If the Company, at any time from and after the Issuance Date and while this Warrant is outstanding: (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased, or (ii) combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the subdivision or combination becomes effective. If any event occurs of the type contemplated by the provisions of this Section 3(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder as if it had been a holder of the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitation on such exercise of this Warrant); provided, that no such adjustment will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3(a) in any manner that is adverse to the Holder.
b) Par Value. The Company shall not subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares if it would cause the Exercise Price to be less than the par value of the Common Stock.
c) Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise of this Warrant) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution to be held similarly in abeyance) to the same extent as if there had been no such limitation).

d) Purchase Rights. In addition to any adjustments pursuant to Section 3 above, if at any time after the Issuance Date and prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right (and beneficial ownership) to such extent shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).
e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

Section 4.                                Transfer of Warrant.
a) Transferability. Subject to compliance with applicable securities laws, this Warrant and all rights under this Warrant are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with the Assignment Form, in the form attached to this Warrant as Exhibit B or in such other form as is satisfactory to the Company, duly executed by the Holder or its agent or attorney and, if any, funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares prior to having a new Warrant issued.
b) New Warrants. This Warrant may be divided or combined with other Series I 2016 Warrants upon presentation of this Warrant at the aforesaid office of the Company or its designated agent, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Notwithstanding anything to the contrary in this Section 4(b), in no event shall this Warrant be subdivided into units of less than 5,000 Warrant Shares (as adjusted for stock splits, stock dividends, recapitalizations or similar events) and such new Warrants shall not be further subdivided. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall include reference to the initial Issuance Date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder of this Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner of this Warrant for the purpose of any exercise of this Warrant or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.
Reservation of Warrant Shares.
a) [Intentionally Omitted]
b) Reservation. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as provided in this Warrant, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant (without regard to any limitations on the exercise of this Warrant and taking into account the adjustments and restrictions in Section 3), free from preemptive or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all shares of Common Stock so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms of this Warrant, will be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided in this Warrant without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.
Section 6.                                Miscellaneous.
a) No Rights as Stockholder Until Exercise. Except as otherwise provided in this Warrant, this Warrant does not entitle the Holder to any voting rights nor any right to receive notice of meetings or any other rights as a stockholder of the Company prior to the exercise of this Warrant as set forth in Section 2.
b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

c) Noncircumvention. The Company covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, for so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise of this Warrant).
d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted in this Warrant shall not be a Business Day, then, such action may be taken or such right may be exercised on the next Business Day.
e) Governing Law and Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute under this Warrant or in connection herewith or with any transaction contemplated in this Warrant or discussed in this Warrant, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page to this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in this Warrant shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained in this Warrant shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE UNDER THIS WARRANT OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
f) Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via email or facsimile within two Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Trading Days submit via email or facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall use reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company, unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Company was correct, in which case the expenses of the investment bank and accountant will be borne by the Holder.

g) Nonwaiver. No course of dealing or any delay or failure to exercise any right under this Warrant on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies.
h) Notices. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) reasonably promptly following any adjustment of the Exercise Price or the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) with respect to any events that give rights to the Holder pursuant to Section 3(e) of this Warrant; provided, that in each case, such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
i) Limitation of Liability. No provision of this Warrant, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration in this Warrant of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate and further agrees to waive any requirement by the Holder to post any bond.
k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations, including the limitation contained in Section 2(d) of this Warrant, evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
l) Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of the Company and the holders of Series I 2016 Warrants; provided, that the provisions of Section 2(d) may not be waived and may not be modified or amended in any manner inconsistent with the terms and provisions of Section 2(d) and with the intended beneficial ownership limitation contained in Section 2(d).
m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Section 7.                                No Right to Setoff.
The Company shall make any and all payments due to the Holder pursuant to and in accordance with the terms of this Warrant without the Company having any right under this Warrant or pursuant to applicable law to offset any amounts due and owing (or to become due and owing) under this Warrant to the Holder.
Section 8.                                Certain Definitions.
For purposes of this Warrant, the following terms shall have the following meanings:
a) “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person as such terms are used in and construed under Rule 405 and Rule 144 under the Securities Act (and includes, without limitation, any investment manager or advisor of any Person, any fund under management or advised by any Person, and any funds with a common investment manager or advisor).
b) “Aggregate Exercise Price” has the meaning set forth in Section 2(a).
c) “Attribution Parties” has the meaning set forth in Section 2(d).
d)  “Bloomberg” means Bloomberg, L.P.
e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.
f) “Buy-In” has the meaning set forth in Section 2(f).
g) “Buy-In Price” has the meaning set forth in Section 2(f).
h) “Cashless Exercise” has the meaning set forth in Section 2(c).

i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
j) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
k) “Company” has the meaning set forth in the Preamble.
l)  “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
m) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
n) “Distribution” has the meaning set forth in Section 3(c).
o) “DRS” has the meaning set forth in Section 2(a).
p) “DTC” has the meaning set forth in Section 2(a).
q) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., or The NASDAQ Stock Market LLC.
r) “Excess Shares” has the meaning set forth in Section 2(d).
s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
t) “Exercise Notice” has the meaning set forth in Section 2(a).
u) “Exercise Price” has the meaning set forth in Section 2(b).
v) “Expiration Date” means the ten (10) year anniversary of the Issuance Date.
w) “FAST Program” has the meaning set forth in Section 2(a).
x)  “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

y) “Holder” has the meaning set forth in the Preamble.
z) “Issuance Date” has the meaning set forth in the Preamble.
aa) “Maximum Percentage” has the meaning set forth in Section 2(d).
ab)  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
ac)  “Person” means an individual, a limited liability company, a partnership, a limited partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or political subdivision or any department, agency or instrumentality thereof.
ad) “Principal Market” means The NYSE MKT.
ae) “Purchase Rights” has the meaning set forth in Section 3(e).
af) “Reduction Shares” has the meaning set forth in Section 2(d).
ag) “Reported Outstanding Share Number” has the meaning set forth in Section 2(d).
ah)  “Share Delivery Date” has the meaning set forth in Section 2(a).
ai) “Series H Warrants” means the Series H 2016 Warrants to purchase 0.75 of a share of Common Stock, issued by the Company on the date hereof.
aj) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
ak) “Transfer Agent” has the meaning set forth in Section 2(a).
al) “Warrant” has the meaning set forth in the Preamble.
am) “Warrant Register” has the meaning set forth in Section 4(c).
an) “Warrant Shares” has the meaning set forth in the Preamble.

ao) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by the OTC Markets. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6(f) with the term “Weighted Average Price” being substituted for the term “Exercise Price”. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.
PALATIN TECHNOLOGIES, INC. By: ________________________ Name: Stephen T. Wills Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
SERIES I 2016 WARRANT TO PURCHASE COMMON STOCK
PALATIN TECHNOLOGIES, INC.

No. Series 2016 I X-XX

The undersigned holder hereby exercises the right to purchase __________________________ of the shares of Common Stock (“Warrant Shares”) of Palatin Technologies, Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of the Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used in this Exercise Notice and not otherwise defined shall have the respective meanings set forth in the Warrant.
1.            Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
____________                                 a “Cash Exercise” with respect to _________________ Warrant Shares; and/or
____________                                 a “Cashless Exercise” in accordance with the terms of the Warrant in connection with the exercise of the Warrant for _______________ Warrant Shares.
2.            Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant to this Exercise Notice and the Warrant, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.
3.             Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.
4.            Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder, together with all Attribution Parties, will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 2(d) of this Warrant to which this notice relates.
5.            Number of Shares. The total number of shares of Common Stock held by the Holder, together with all Attribution Parties is, as of the date hereof and after giving effect to the exercise evidenced hereby, ___________.

Date: _________________, 20___.

[Name of Registered Holder] By: _____________________________ Name: _____________________________ Title: _____________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

Palatin Technologies, Inc. By: _____________________________ Name: _____________________________ Title: _____________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________ Holder’s Address: _____________________________ _____________________________